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FOR IMMEDIATE RELEASE
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CONTACT:  Tim Henry
          Vice President of Finance and Treasurer
          FairPoint Communications, Inc.
          704/344-8150


                        FAIRPOINT COMMUNICATIONS, INC.
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                ANNOUNCES INTENT TO CONDUCT RULE 144A OFFERING
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Charlotte, NC, May 9, 2000 FairPoint Communications, Inc. announced today that it intends, subject to market and other conditions, to raise $200 million through a private offering of senior subordinated notes.

FairPoint stated that it intends to use the net proceeds of the senior subordinated notes offering to repay revolving debt under its senior credit facilities. The senior subordinated notes will have a ten-year term and interest will be paid semi-annually in cash.

The senior subordinated notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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